INVESTOR PRESENTATION SENSATA TECHNOLOGIES ACQUIRES CST SENSING PORTFOLIO JULY 30, 2015

SENSATA ACQUIRES CST SENSING PORTFOLIO This presentation contains certain forward–looking statements that involve risks or uncertainties. For example, statements regarding financial guidance and product development goals are forward–looking. The Company’s future results may differ materially from the projections described in today’s discussion. Factors that might cause these differences include, but are not limited to, the failure to receive, on a timely basis or otherwise, the required approvals from government and regulatory authorities in connection with the transaction, the terms of those approvals, the risk that a condition to closing contemplated by the share purchase agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of the acquired businesses, the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners of the acquired businesses, the risk factors described in the Company’s Form 10-K, Form 10-Q and Form 8-K filings. Copies of all the Company’s filings are available from the Investor Relations section of our website, www.Sensata.com, and from the SEC. Forward–looking statements 2

SENSATA ACQUIRES CST SENSING PORTFOLIO 59% 7% 12% 22% Double the size of our business between 2012 and 2017 • Leading independent supplier of mission–critical sensors • Leading market position within $18B of served markets • Faster-than-market organic revenue growth enabled by favorable regulatory environment • Differentiated design capabilities, scale and low–cost operations deliver superior financial returns • Strong cash generation fuels disciplined and high–return acquisitions Sensata is a global leader in Sensing 3 $2.8B in Sales LTM June 30, 2015 SENSING PARAMETERS Pressure Temperature Speed / Position Electrical Protection

SENSATA ACQUIRES CST SENSING PORTFOLIO Sensata to acquire CST’s sensing portfolio • Profitable, cash generative business: approximately 26% EBITDA margins, equivalent to Sensata core • Extends sensing content beyond automotive end-market into aerospace, industrial, HVOR, medical and energy • Expands Sensing Solutions Capabilities: significantly expands position sensing capabilities and builds scale in pressure sensing • Top line synergies: long–standing well–respected brands underinvested in for growth; cross–selling across OEM base; geographic expansion into Asia • Bottom line synergies: cost savings opportunities in manufacturing, material sourcing, product redesign, back office; Sensata best placed to achieve these synergies • Highly accretive transaction: Over $0.30 of accretion within 5 years; $0.60 on an unlevered basis • Approximately 2,500 employees and 250 engineers CST’s Crouzet, PSSC and Systron Donner Inertial businesses not being purchased 4 BRANDS SENSATA IS ACQUIRING:

SENSATA ACQUIRES CST SENSING PORTFOLIO 5 N.A. Automotive Europe Automotive Asia & ROW Automotive HVOR Industrial Appliance and HVAC Aerospace Other CST extends Sensata beyond automotive Revenue by end market Combined $3.1B in LTM Revenue 18% 6% 23% 17% 12% 6% 5% 2% 3% 4% 3% 10% ADDITIONAL NON - AUTO REVENUE

SENSATA ACQUIRES CST SENSING PORTFOLIO CST expands Sensing Solutions capabilities 6 INDUSTRIAL SENSING AEROSPACE SENSING Increases industrial SAM $1.0 billion $100M $80M Opens aerospace sensing SAM of $1.0 billion $85M $70M • CST provides same OEMs with mission–critical: • Position sensing • Pressure sensing • Attractive after–market opportunity • Crydom represents further $55m in solid state relay revenue • CST brings leading speed and position sensing positions: • Broad industrial markets • Medical • Oil and gas • Significant expansion of OEM base enables cross–selling Sensata CST Sensing

The World Depends on Sensors and Controls

Sensata Technologies

Acquisition aligns to Sensata's strategy

Steadily building position and pressure sensing

DeltaTech
Expand HVOR position

Wabash Technologies
Expand MSP position

Honeywell's AoB
Initial MSP position


POSITION SENSING
PRESSURE SENSING
2011
2012
2013
2014
2015
2016

Schrader
Leader in low-pressure TPMS

Sensata Technologies
25 years of pressure sensing expertise

Kavlico Position, BEI
- Highly accretive
- Leading technology areas
- Expands aerospace, industrial, precision agriculture, oil / gas positions

Kavlico Pressure
- Highly accretive
- Expands heavy vehicle expertise, especially in EU
- Adds high precision solutions in building automation, medical, aerospace and a number of industrial applications



- Honeywell AoB
- Wabash
- DeltaTech
- CST Position



- Core Sensata
- Schrader
- CST Pressure

SENSATA ACQUIRES CST SENSING PORTFOLIO

7

SENSATA ACQUIRES CST SENSING PORTFOLIO Acquisition creates significant value Using familiar parts of our acquisition playbook 8 Approximately 26% stand–alone EBITDA margin with expected significant cash generation capabilities BREAK EVEN DURING FIRST YEAR Over $0.30 of accretion within 5 years; $0.60 on an unlevered basis Accelerates Sensata’s progress toward target ANI margin range of 20–23% of ownership, including interest and integration costs: $0.23 to $0.26 accretive in the third year ATTRACTIVE BUSINESS 1 Expand CST’s presence in Asia; OEM cross–selling Preliminary estimate of $15M in cost synergies within three years using Sensata’s integration playbook REVENUE SYNERGIES 2 SIGNIFICANT COST SYNERGIES 3 FINANCING $1.0B of committed financing; strong free cash flow will allow rapid debt repayment and de–levering CLOSING Subject to customary regulatory reviews, anticipate Q4 2015 or early 2016 close

SENSATA ACQUIRES CST SENSING PORTFOLIO This presentation includes references to Adjusted net income, Adjusted EBITDA, Net debt, Net leverage ratio and free cash flow. Adjusted net income and Adjusted EBITDA are non-GAAP financial measures. The Company defines Adjusted net income as follows: Net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/(gain) on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company defines Adjusted EBITDA as follows: Net income before provision for/(benefit from) income taxes and other tax related expense, interest expense (net of interest income), amortization and depreciation expense, deferred (gain)/loss on other hedges, costs associated with financing and other transactions, restructuring and special charges, and other costs. The Company believes Adjusted net income and Adjusted EBITDA provide investors with helpful information with respect to the Company's operating performance, and management uses Adjusted net income and Adjusted EBITDA to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income and Adjusted EBITDA are not measures of liquidity. Net debt represents total indebtedness including capital lease and other financing obligations, less cash and cash equivalents. The net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months. Free cash flow represents operating cash flow less capital expenditures. Please refer to the Company’s financial press releases, Form 8–K filings, and financial reports for a further description of our non–GAAP financial measures, including reconciliations of these measures to Net income. Copies of all the Company’s filings are available from the Investor Relations section of our website, Sensata.com, and from the SEC. Non–GAAP Measures 9